SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date earliest event reported) April 15, 2005

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.
1-31508	ENTERGY MISSISSIPPI, INC. (a Mississippi corporation) 308 East Pearl Street Jackson, Mississippi 39201 Telephone (601) 368-5000	64-0205830

Item 5.03. Amendments to Articles of Incorporation.

Effective as of April 15, 2005, the common stockholder of Entergy Mississippi, Inc. ("EMI" or the "Company") adopted an amendment to EMI's Amended and Restated Articles of Incorporation, which was filed on April 15, 2005 with the Mississippi Secretary of State as Articles of Amendment to its Amended and Restated Articles of Incorporation. In accordance with Mississippi law and the terms of EMI's existing Amended and Restated Articles of Incorporation, this amendment (1) provides for a new class of preferred stock of $25 par value (the "$25 Preferred Stock") that ranks on a parity with all shares of Preferred Stock, $100 Par Value (the "$100 Preferred Stock"), as to dividends, and in liquidation, dissolution, winding up or distributions and (2) designates the total number of 17,178,807 previously authorized shares of the Company as (a) 2,178,807 shares of $100 Preferred Stock, (b) 3,000,000 shares of $25 Preferred Stock and (c) 12,000,000 shares of common stock without par value. The full Amended and Restated Articles of Incorporation of EMI, as they have been amended by this amendment, is attached to this Report as Exhibit 3(i).

Item 9.01. Financial Statements, Pro Forma Financial Statements and Exhibits

(c) Exhibits.

Exhibit No.	Description
3(i)	Amended and Restated Articles of Incorporation of Entergy Mississippi, Inc., as amended effective April 15, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Entergy Mississippi, Inc.

By: /s/ Steven C. McNeal
Steven C. McNeal
Vice President and
Treasurer

Dated: April 19, 2005